UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 22, 2006

EQUITY OFFICE PROPERTIES TRUST
(Exact name of registrant as specified in its charter)

Maryland	1-13115	36-4151656
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
EOP OPERATING LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

Delaware	1-13625		36-4156801
(State or other jurisdiction	(Commission		(IRS Employer
of incorporation)	File Number)		Identification No.)

Two North Riverside Plaza Suite 2100, Chicago, Illinois (Address of principal executive offices)		60606 (Zip Code)
Registrant’s telephone number, including area code: (312) 466-3300
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On September 22, 2006, EOP Operating Limited Partnership (“EOP Partnership”) and Equity Office Properties Trust (“Equity Office”) entered into a Revolving Credit Agreement for $2,500,000,000 Revolving Credit Facility dated as of September 22, 2006 (the “Credit Agreement”) among:
•	EOP Partnership, as the Borrower

•	the Banks listed on the signature pages thereof,

•	Banc of America Securities LLC and J.P. Morgan Securities Inc., as Joint Lead Arrangers and Joint Bookrunners

•	Bank of America, N.A., as Administrative Agent

•	JPMorgan Chase Bank, N.A., as Syndication Agent

•	The Bank of Nova Scotia, LaSalle Bank National Association, The Royal Bank of Scotland PLC, U.S. Bank National Association, and Wachovia Bank, National Association, as Documentation Agents

•	Citicorp North America Inc., Deutsche Bank AG, New York Branch, William Street Credit Corporation, Lehman Commercial Paper Inc., Merrill Lynch Bank USA, Mizuho Corporate Bank, LTD., Morgan Stanley Bank, and UBS Loan Finance LLC, as Senior Managing Agents

•	Eurohypo AG, New York Branch and PNC Bank, National Association, as Managing Agents, and

•	Equity Office, as guarantor.
The Credit Agreement provides a senior unsecured revolving credit facility of $2.5 billion. The term of the Credit Agreement expires on September 22, 2010, and may be extended for one additional year at EOP Partnership’s option. Equity Office will guaranty all outstanding amounts under the Credit Agreement.
Interest on outstanding amounts under the Credit Agreement will be set at EOP Partnership’s option at either LIBOR plus a margin that is based on EOP Partnership’s senior secured debt rating and is currently 55 basis points, or a fluctuating base rate equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect as publicly announced from time to time by the bank serving as the Administrative Agent as its prime rate.
The Credit Agreement includes representations and covenants, including financial covenants, consistent with credit agreements for borrowers of the same size and financial standing as EOP Partnership.
The Credit Agreement will be used to refinance EOP Partnership’s existing $1.25 billion Senior Unsecured Revolving Credit Facility (which will be cancelled), to repay its existing $1.6 billion term loan and for general corporate purposes. On September 22, 2006, EOP Partnership borrowed $1,856,000,000 under the Credit Agreement for these purposes.

Some of the lending banks and their affiliates have in the past provided and may from time to time in the future provide commercial banking, financial advisory, investment banking and other services for EOP Partnership and Equity Office.
Item 1.02 Termination of a Material Definitive Agreement.
As a result of EOP Partnership and Equity Office entering into the Credit Agreement described in Item 1.01 above, on September 22, 2006, EOP Partnership paid off and terminated its existing:
1.	$1.25 billion Senior Unsecured Revolving Credit Facility dated as of August 4, 2005, by and among the Banks listed on the signature pages thereof, J.P. Morgan Securities Inc., as Joint Lead Arranger and Joint Bookrunner, Banc of America Securities LLC, as Joint Lead Arranger and Joint Bookrunner, Bank of America, N.A., as Administrative Agent, JPMorgan Chase Bank, N.A., as Syndication Agent, The Bank of Nova Scotia, US Bank National Association and Wachovia Bank, National Association, as Documentation Agents, Citicorp North America Inc., London, Credit Suisse, Cayman Islands Branch, Deutsche Bank AG, New York Branch, LaSalle Bank National Association, Merrill Lynch Bank USA, Morgan Stanley Bank, PNC Bank, N.A., UBS Loan Finance LLC, Mizuho Corporate Bank, LTD., and The Royal Bank of Scotland plc, as Senior Managing Agents, The Bank of New York, Eurohypo AG, New York Branch, and UFJ Bank Limited, as Managing Agents, and Bank of China, New York Branch and The Governor and Company of the Bank of Ireland, as Co-Agents; and

2.	$1.6 billion term loan dated as of December 9, 2005 as amended by Amendment No. 1 dated as of June 21, 2006 and Amendment No. 2 dated as of July 7, 2006, by and among the Banks listed therein, Wachovia Bank, National Association, as Administrative Agent, Bank of America, N.A., as Syndication Agent, JPMorgan Chase Bank, N.A., as Documentation Agent, Wachovia Capital Markets, LLC, as Joint Lead Arranger and Joint Bookrunner, Banc of America Securities LLC, as Joint Lead Arranger and Joint Bookrunner, and J. P. Morgan Securities Inc., as Joint Lead Arranger and Joint Bookrunner.
Some of the lending banks under the terminated agreements noted above and their affiliates have in the past provided and may from time to time in the future provide commercial banking, financial advisory, investment banking and other services for EOP Partnership and Equity Office.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information contained in Item 1.01 of this report is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits
Revolving Credit Agreement for $2,500,000,000 Revolving Credit Facility dated as of September 22, 2006 among EOP Operating Limited Partnership and the Banks listed therein, and related Guaranty of Payment

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY OFFICE PROPERTIES TRUST
Date: September 28, 2006	By:	/s/ Marsha C. Williams
Marsha C. Williams
Executive Vice President and Chief Financial Officer

EOP OPERATING LIMITED PARTNERSHIP
	By:	EQUITY OFFICE PROPERTIES TRUST
its general partner

Date: September 28, 2006	By:	/s/ Marsha C. Williams
Marsha C. Williams
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description of Exhibit	Location

10.1	Revolving Credit Agreement for $2,500,000,000 Revolving Credit Facility dated as of September 22, 2006 among EOP Operating Limited Partnership and the Banks listed therein, and related Guaranty of Payment	Filed herewith